1           PURPOSE OF AGREEMENT

This Agreement shall be known as the "Acquisition Agreement" and shall also be referred to herein as the "Agreement".

1.1           Stock Subscription. This agreement is entered into in order to sell shares of RAD Diversified REIT, Inc. in exchange for an unsecured note ("Note") pursuant to Maryland corporation code. Such Note is attached hereto as Exhibit A, the entirety of which is incorporated into and made part of this Agreement.

1.2           Real Estate Sale. This agreement is also entered into for the purpose of selling Subscriber's real estate to RAD Diversified REIT, Inc. and a promise by Subscriber to accept any and all portion of the Note as payment for purchase of such real estate.

2           PARTIES

Parties identified in this section are individually referred to as the "Party" and collectively as the "Parties". The Parties to this Agreement include:

2.1           Issuer. A first Party to this Agreement includes RAD Diversified REIT, Inc., a Maryland corporation having its principal place of business at 211 N. Lois Ave. Tampa, FL ("Issuer", "Company" or "Corporation");

2.2           Subscriber. A second Party to this Agreement includes DHI Holdings, LP, ("Subscriber") a Limited Partnership established under the laws of Delaware. Subscriber's address is 211 N. Lois Ave. Tampa, FL.

3           OFFERING OF ISSUER'S STOCK

3.1           Securities Offered. The Issuer is offering for sale securities that Subscriber desires to acquire. The securities offered here are also referred to as "Shares" or "Stock". The securities transferred from Issuer to Subscriber under this Subscription Agreement constitute common shares of the Company and the Company has issued or plans to issue shares belonging to only this one class of common stock. Other classes of stock may be issued in the future, but are not contemplated in this round of financing nor are they currently authorized by the Company's charter. The sale of these securities is being conducted pursuant to an Offering Circular qualified by the Securities and Exchange Commission (SEC). This document shall not be construed as an offer to sell securities should the SEC not qualify the Offering Circular or within statutory time restriction after such qualification.

3.2           Basis of Offering. Securities offered here are only offered pursuant to an exemption from registration under the Securities and Exchange Act of 1933, such exemption being established by qualification of the Company's Offering Circular. The securities offered for sale by the Issuer shall not be sold and any transaction contemplated by the Parties shall not consummate unless the Offering Circular is qualified as a "Tier 2" Offering by the SEC pursuant to Regulation A. The securities offered for sale are not registered with any corresponding state agency, since a qualified Tier 2 Offering is exempt from such registration. However, some states will still require that a notice of offering be filed along with a filing fee. In other states those persons selling the Company's securities will be required to qualify and/or register as selling agents of the Company.

3.3           Acceptance by Corporation.  Any transaction contemplated by the Parties shall not be effective unless and until the Corporation executes this Subscription Agreement.

4           STATEMENT OF RISK

"ALL OF SUBSCRIBER'S INVESTMENT CAN BE LOST"

Certain information set forth in the Offering Circular constitutes "forward-looking information", including "future oriented financial information" and "financial outlook", under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, information contained herein and in the Offering Circular constituting forward-looking statements includes, but is not limited to, the (I) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company's business, projects and joint ventures; (iv) execution of the Company's vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company's projects; (vi) completion of the Company's projects that are currently underway, in development or otherwise under consideration; (vi) renewal of the Company's current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential Subscribers the opportunity to understand management's beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained herein and in the Offering Circular are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

5           REPRESENTATIONS BY ISSUER

The Issuer hereby makes the following representations, which are hereby acknowledged by the Subscriber:

5.1           New Company. The Company is newly formed and has been operating at a loss and may do so for the foreseeable future and there is no guarantee that the Company will ever achieve profitability;

5.2           No Government Endorsement. No federal or state agency has made any findings as to the fairness of the terms of the Offering;

5.3           No Guarantee of Success. Any projections or predictions that may have been made available to Subscriber through the Offering Circular are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections;

5.4           Additional Representations. The Company makes other representations in various sections of this Agreement, including Section 5.2.1.

6           REPRESENTATIONS BY SUBSCRIBER

The Subscriber hereby makes the following representations, which are hereby acknowledged by the Issuer:

6.1           Purchase for Particular Purpose. The Subscriber is purchasing securities offered by the issuer for the purpose of using these securities purchased equity from its own limited partners. It is the intent of the parties that once the equity is procured, these properties will be sold to the issuer.

6.2           Independent Assessment Not Possible. The Subscriber is a limited partnership that is managed by DHI Holdings Texas, LLC.  In turn, DHI Holdings Texas, LLC is managed by the same principles that manage the Issuer and manage the Issuer's manager RAD Management, LLC. As such, there are significant conflicts of interest among all of these entities. These conflicts of interests are managed by the use of independent property assessors as appropriate. In the case of the sale of these securities, the real properties currently held by the Issuer of not been subject to independent appraisal. However, independent appraisal will be carried out during a second phase when the shares purchased through this instrument are used to acquire from individual limited partners the equity they hold in the Subscriber's limited partnership.

6.3           Authority to Contract. The execution and delivery of this Subscription Agreement by the Subscriber has been duly authorized, and this Subscription Agreement constitutes the valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms.

6.4           Lawful Contract by Subscriber. No provision of any applicable law, regulation, or document by which the Subscriber is bound prohibits the purchase of the Shares by the Subscriber.

6.5           Investor Qualification. Subscriber acknowledges Exhibit 15(b)4 of the Offering Circular entitled "Investor Qualifications", which describes restriction imposed by law with respect to sales of the Company's securities.

6.6           Structure of Subscriber. The Subscriber is a limited partnership and warrants the representations, warranties, agreements and understandings set forth herein are true with respect to all partners or members in the Subscriber (and if any such partner or member is itself a partnership or limited liability company, all persons holding an interest in such partnership or limited liability company, directly or indirectly, including through one or more partnerships or limited liability companies), and the person executing this Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby, and the Subscriber agrees to furnish to the Corporation and/or the Administrator, upon request, documentation satisfactory to the Corporation in the Corporation's reasonable discretion and/or the Administrator in the Administrator's reasonable discretion, supporting the truthfulness of such representations and warranties with respect to all such partners or members in the Subscriber.

7           ACKNOWLEDGEMENTS

The Subscriber acknowledges each subsection in this Section 7, including:

7.1           Subscriber has received all information requested from the Issuer, and further acknowledges that no representations or warranties have been made to the Subscriber by the Corporation, its External Manager, RAD Management, LLC, a Delaware limited liability company or any representative or agent of the Issuer, other than as set forth in the Offering Circular.

7.2         Subscriber acknowledges that the Shares are being:

7.2.1               sold as unrestricted, but unregistered securities pursuant to an Offering Circular qualified by the SEC under Regulation A+ ; and

7.2.2               issued and sold in reliance on exemptions from registration under applicable state securities laws as a Tier 2 Offering under Regulation A.

7.3           That this subscription may be accepted or rejected in whole or in part in the sole discretion of the Corporation.

7.4           That the Subscriber has received and carefully read and is familiar with the Offering Circular, and this Subscription Agreement.

7.5           The Subscriber is purchasing the Shares and is relying only on the information set forth in the Offering Circular.

7.6           That there is not currently, nor is there expected to arise, any public market for the Shares, and the Subscriber may have to hold the Shares indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Company.

7.7           That the Subscriber understands that the Subscriber and the other shareholders of Corporation have limited, if any ability to control or otherwise participate in the business and investment decisions of the Corporation, as is typical for shareholders in any corporation.

7.8           That pursuant to the Subscription Agreement, the External Manager of Corporation will exercise control over Corporation property, make investment decisions, and purchase and rehabilitate and rent properties.

7.9           The Subscriber recognizes that non-public information concerning the Subscriber set forth in this Subscription Agreement or otherwise disclosed by the Subscriber to the Corporation and/or the Administrator, or other agents of the Corporation (the "Information") (such as the Subscriber's name, address, social security number, assets and income) may be:

7.9.1               disclosed to the Corporation's External Manager, attorneys, accountants and third party administrators in furtherance of the Corporation's business, and

7.9.2               as otherwise required by law.

The Corporation and its External Manager and its Administrators restrict access to the Information to their employees who need to know the information to provide services to the Corporation, and maintain physical, electronic and procedural safeguards that comply with U.S. federal standards to guard the information.

7.10       If any of the foregoing representations, warranties or covenants ceases to be true or if the Corporation and/or the Administrator no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Corporation, or the Administrator on its behalf, may be obligated to freeze the Subscriber's investment, either by prohibiting additional investments, declining or suspending any withdrawal requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Subscriber's investment may immediately be involuntarily withdrawn by the Corporation, or the Administrator on its behalf, and the Corporation and/or the Administrator may also be required to report such action and to disclose the Subscriber's identity to OFAC or other authority. In the event that the Corporation and/or the Administrator is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Corporation, the External Manager, and/or the Administrator and their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

7.11       The discussion of the tax consequences arising from investment in the Corporation set forth in the Offering Circular is general in nature, may not address the tax consequences specific to the Subscriber and does not address all of the tax issues that may arise. The tax consequences to the Subscriber of the investment in the Corporation will depend on the Subscriber's particular circumstances.

7.12       The Subscriber should not construe the contents of the Offering Circular, or any prior or subsequent communication from the Corporation or any of its respective agents, officers or representatives, as legal or tax advice. The Subscriber should consult his, her, or its own advisors as to legal and tax matters concerning an investment in the Corporation.

7.13       That all shareholders will also receive semi-annual, and annual reports as described in the Offering Circular; and such other information as the Corporation determines. The Corporation will not be required to provide information with regard to specific investment transactions of the Corporation, except as laid out in applicable Federal Securities rules, laws, and regulations. As the Company's operations continue, it may be required to amend its Offering Circular to reflect material changes as this Offering continues into the future.

7.14       That the Corporation's books of account will be audited at the end of each fiscal year by a firm of certified public accountants selected by the Corporation. Books of account will generally be kept by the Corporation, in accordance with GAAP. The Corporation will furnish the Corporation's financial statements to all shareholders within approximately 120 days following the conclusion of each fiscal year.

7.15       That Subscriber may not sell the Shares without permission from the Corporation. Further, the Corporation may require the Subscriber or the intended purchaser to of all or a portion of the Shares to provide an affidavit as to the quantity of shares to be purchased. Subscriber also acknowledges that the Corporation may require the Subscriber to redeem a portion of their shares in the event that Subscriber holds more than 9.8% of the then outstanding shares, based upon a quarterly evaluation.

7.16       The Corporation intends to establish a semi-annual share redemption program to provide Subscriber and other shareholders with the opportunity to ask to sell up to 25% of their shares back to the Corporation. However, Subscriber acknowledges that this semi-annual share redemption program is under the discretion of the Corporation's Board of Directors, and that the semi-annual share redemption program can be suspended or modified as necessary by the Corporation without consent or review by the shareholders. Further, Subscriber acknowledges that the semi-annual share redemption program may not be available when or to the extent that Subscriber wishes, and that Subscriber may never have liquidity for the Shares. Subscriber acknowledges that Corporation's semi-annual share redemption program limits redemptions to a maximum of: (1) 10.0% of the weighted average number of common shares outstanding during the prior calendar year, during the first 2 years of our fund; (2) 8.0% of the weighted average number of common shares outstanding during the prior calendar year, during years 3-5 of our fund; (3) 5.0% of the weighted average number of common shares outstanding during the prior calendar year, for years 6 and above of our fund. Accordingly, Subscriber acknowledges that the Corporation intends to limit the number of shares to be redeemed during any semi-annual period to 5.0%, 4.0% and 2.5% respectively of the common shares outstanding, with excess capacity carried over to later semi-annual periods during that calendar year but not farther.

8           PROMISE TO SELL CERTAIN REAL ESTATE TO ISSUER

8.1           Total Price. The Subscriber hereby promises to sell and give all title and interest in real properties identified in Exhibit B for the total price of $1,002,842.37. Exhibit B is attached hereto, the entirety of which is incorporated into and made part of this Agreement. The issuer shall have the right select properties enumerated in Exhibit B up to the outstanding value of the Note as based on the fair market value of the properties is determined no more than 30 days prior to conveyance of title to the Issuer.

8.2           Right of Substitution. In the event that Subscriber no longer owns a property enumerated in Exhibit B, at the time that Issuer is ready to acquire title thereto, then Subscriber shall have a right, subject to reasonable approval by Issuer, to substitute any and all properties so long as the cumulative fair market value of all properties, including originally enumerated and substituted by Subscriber, is not reduced.

8.2.1               Same Class of Property. Issuer shall not be required to approve any property offered for substitution unless the offered property is of a class equal to or greater than the original property to be substituted.

8.2.2               Fair Market Value. The Issuer shall require Subscriber to obtain independent real estate appraisals, no later than 30 days prior to conveyance, for all properties to be conveyed to Issuer under this Agreement. Given obstacles raised by the coronavirus outbreak in the United States, the issuer shall accept property estimates rendered by Zillo.com.

8.3           Title Insurance. Subscriber shall warrant that every property to be transferred to Issuer under the terms of this agreement shall be free of liens and encumbrances.

9           CONSIDERATION

9.1           Purchase of Company Shares. Company shall issue upon execution and return of this Subscription Agreement to Issuer 90,591 shares of Company' common stock. The Issuer hereby accepts $11.07 per share for a total of $1,002,842.37 as full and complete consideration for these shares of Company common stock. The Company shall issue and hold all shares for benefit of the Subscriber in exchange for an unsecured note, which is attached hereto as Exhibit A.

9.1.1               Restricted Stock. Subscriber acknowledges that the shares shall be restricted and shall not receive dividends until the unsecured note is satisfied. In the event that a portion of the note is satisfied, a pro rata number of shares shall be released to the subscriber and shall be immediately fully paid and non-assessable.

9.1.2               Full Value of Note. The Issuer may sell, hypothecate or otherwise encumber the note. At such time, the shares shall be released to the subscriber and shall be immediately fully paid and non-assessable. This shall be true even if issuer obtains less than the full value of the note (i.e. in the event that the note is discounted).

9.1.3               Intended Use. In the event that the subscriber needs to provide any of the shares purchased hereunder to one of its limited partners in order to buy back all partnership equity from that limited partner, then the issuer shall transfer to that limited partner a quantity of issued shares according to an amount indicated by the subscriber. In such case, these transferred shares will continue to be restricted. Although restricted, the shares will be eligible for dividends. These dividends will be held by the issuer until the note is satisfied either by exchanging the value of the note for real estate owned by the subscriber or by sale, hypothecation, or encumbrance of the note by issuer. Under such conditions, these transferred shares shall become fully paid and non-assessable.

9.2           Purchase of Real Estate from the Subscriber. The Subscriber, as promised herein, shall sell and convey to Issuer all title and interest in real properties identified in Exhibit B for the total price of $1,002,842.37.  Subscriber shall accept as payment a portion or all of the entire amount owed to Issuer as evidenced by the Note attached hereto as Exhibit A for real estate conveyed to Issuer under this Agreement. When Issuer purchases a portion of the properties enumerated in Exhibit B, then Issuer shall reduce the amount of the Note accordingly. Such reduction shall be according to the fair market value of the property, or properties conveyed. Issuer shall have the right to combine the Note, and this Agreement with subsequent agreement executed for the same purpose so as to take advantage of any money due under the attached Note for purchase of other properties from the Subscriber.

10       INDEMNIFICATION

The Subscriber shall indemnify, defend and hold harmless the Company, and any officers, employees, shareholders, partners, agents, directors or controlling persons of the Company, the Company's External Manager, and the Company's Administrators (collectively the "Indemnified Parties" and individually an "Indemnified Party") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys' fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from:

a. any misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber, including, without limitation, the information in this Subscription Agreement, or

 b. litigation or other proceeding brought by the Subscriber against one or more Indemnified Party wherein the Indemnified Party is the prevailing party.

11       REMEDIES

11.1       Attorney's Fees. The Parties agree that, should any conflict or dispute related to this Agreement arise and require adjudication as defined by Section 12, below, the Party that prevails in any such suit shall be entitled to recover from the non-prevailing Party the costs of suit and reasonable attorney's fees. The Parties agree that for any counter suit brought by the other Party wherein such counter suit is based on matter or right that has been relinquished by the other Party by way of this Agreement, the Party defending such suit shall also be awarded reasonable attorney's fees and costs of suit.

11.2       Injunction. Issuer is a startup company and is in the process of raising money for operations. Subscriber agrees that any sale or attempt to sell or any encumbrance or any attempt to encumber the securities procured under this Subscription Agreement will result in irreparable and unquantifiable harm. As such, Subscriber agrees that, in the event that any breach (or threatened breach) of the covenant to abide by the restrictions placed on the sale or encumbrance of stock acquired under this Subscription Agreement shall entitle the Company to seek injunctive relief without need to post a bond and that such injunctive relief shall operate to enjoin the Subscriber to refrain from such sale or encumbrance activity and to refrain from withholding share certificates from an escrow deposit, wherein the escrowed stock certificate is to be released pending adjudication of an alleged sale or encumbrance in a court of competent jurisdiction, as specified in Section 13.

12       FORM OF AGREEMENT

12.1       Entire Agreement.  The Parties expressly understand and agree that this Agreement is the entire agreement between the Parties with respect to the subject matter of this Agreement, and all prior representations, warranties, or agreements relating to this subject matter have been merged into this Agreement and are thus superseded in totality by this Agreement. This Agreement may be amended only by a written instrument signed by the duly authorized representative of each Party.

12.2       No Waiver. A waiver by any Party of a breach or default of this Agreement by any other Party shall not be construed or deemed to be a waiver of any other or concurrent or succeeding breach or default of this Agreement by the other Party or any other Party. No waiver of a right or condition in or under this Agreement shall be valid unless set forth expressly in a writing signed by the Party making the waiver and for whose benefit the right or condition exists.

12.3       No Assignment. No Party may assign its rights or obligations under this Agreement, or this Agreement, without the prior written consent of the other Party. Any such purported assignment will be void and invalid.

12.4       Severability.  If any part, term, or provision of this Agreement shall be found illegal, in conflict with applicable law, or otherwise unenforceable, the validity of the remaining provisions shall not be affected thereby.

12.5       Survivability. All rights and obligations under the following clauses of this Agreement, as executed by the Parties, shall continue to survive the expiration or termination of this Agreement.

12.6       Force Majeure. Either Party's performance of any obligation under this Agreement will be excused to the extent that such performance is hindered, delayed or otherwise made impractical by cause of Force Majeure as defined by Delaware jurisprudence.

12.7       Contradictions. In case of contradictions between the body of this Agreement and its Exhibits, the terms of the body of this Agreement shall prevail.

12.8       Headings.  The headings for the clauses set forth in this Agreement are strictly for the convenience of the Parties and shall not be used in any way to interpret this Agreement.

12.9       Electronic Signature. The Parties agree that this Agreement shall be binding if executed by hand or by electronic signatures, such as via Docusign, (i.e. www.docusign.com). The Parties hereto also agree to allow their attorneys to witness their clients interact with the DocuSign system as they sign this Agreement.

12.10   Images of Original.  The Parties stipulate that a photo static copy, a scanned image or an image received by facsimile or by email of any executed original shall be admissible in evidence for all purposes in any proceeding as between the Parties and shall have the same effect as manual signatures

12.11   Authority to Sign. The Parties represent and warrant that those persons signing this Agreement are authorized to execute this Agreement.

12.12   Notice. With regard to any notice, the effective date of notice shall be the date upon which a notice is effectively mailed by a reputed international postal carrier (such as FedEx or DHL). Any notice required to be given by this Agreement shall be directed to a Party as follows, or at such other address as may be given by any of them to the other from time to time:

If to Issuer:

RAD Diversified REIT, Inc.

Attn. Investor Relations

211 N. Lois Ave.

Tampa, FL 33609

With a copy that shall not constitute notice,

Mr. Jack Jmaev, Esq.

Puritan Law

500 N. State College Blvd., STE. 1100

Orange, CA 92868

If to Subscriber:

DHI Holdings, LP

211 N. Lois Ave.

Tampa, FL 33607

13       LAW AND FORUM

13.1       Governing Law. This Agreement, and the rights and liabilities of the Parties with respect to this Agreement and its subject matter, shall be governed by the laws of the State of Maryland and applicable federal securities laws.

13.2       Forum. Any dispute arising out of or relating to this Agreement shall be heard in the United States federal courts, initially in the U.S. District Court for the Middle District of Florida. If the federal court cannot acquire jurisdiction, then any dispute shall only be resolved by the courts of the State of Maryland.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.

On behalf of RAD Diversified REIT, Inc.

/s/ Brandon Mendenhall, its CEO February 2, 2020

By: ________________________________________________

Brendon Mendenhall, its CEO  Date

On behalf of DHI Holdings, LP

/s/ Brandon Mendenhall, its CEO February 2, 2020

By: ________________________________________________

Brendon Mendenhall, its Manager Date

EXHIBIT A

PROMISSORY NOTE

PROMISSORY NOTE

$ 1,002,842.37 Date: February 2, 2020

For value received, the undersigned DHI Holdings, LP of 211 N. Lois Avenue, Tampa, Florida 33609 (the "Borrower"), promises to pay to the order of RAD Diversified REIT, Inc. of 211 N. Lois Avenue, Tampa, Florida 33609 (the "Lender"), the sum of $ 1,002,842.37 USD with interest from February 2, 2020, on the unpaid principal at the rate of 10.95% per annum. Interest shall accrue and shall be compounded monthly. Lender is issuing this note in order to acquire common stock from RAD Diversified REIT, Inc. and is acquiring the stock for the purpose of purchasing back equity from the borrower's limited partners.

I. TERMS OF REPAYMENT

A. Payments

The unpaid principal and accrued interest shall be payable in annual installments of interest only beginning on December 30, 2020 (the "Due Date"), and continuing until December 30, 2021, at which time the remaining unpaid principal and interest shall be due in full.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Repayment by Conveyance of Real Property

Payments may also be made by conveying good and clean title in real property, acceptable to Lender, based on fair market value of such property or properties.

D. Acceleration of Debt

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

II. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

III. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest when due;

2) the liquidation, or dissolution of the Borrower;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit; or

8) the sale of a material portion of the business or assets of the Borrower, except for the sale of real estate assets to be sold by Borrower to the Lender.

IV. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

V. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States, or the value of this Note may be used to acquire real property from the Borrower as discussed the "Acquisition Agreement" to which this note is attached. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

In the event that the Lender sells, hypothecates, or encumbers in any way this Note, and even if such sale, hypothecation or encumbrance is for a value less than owed by Borrower under this Note, then, this Note shall be deemed fully satisfied as to Borrower.

This note may not be amended without the written approval of the holder.

VI. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of Maryland.

VII. SIGNATURES

This Note shall be signed by Brandon Mendenhall on behalf of DHI Fund, LP, and Brandon Mendenhall on behalf of RAD Diversified REIT, Inc.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 2nd day of February 2020, at Rancho Cucamonga, CA,

Borrower:

DHI Holdings, LP

 /s/ Brandon Mendenhall, its CEO   February 2, 2020

By: ___________________________________  Date: __________________

Brandon Mendenhall

Lender:

RAD Diversified REIT, Inc.

/s/ Brandon Mendenhall, its CEO   February 2, 2020

By: ___________________________________  Date: __________________

Brandon Mendenhall

EXHIBIT B

LIST OF PROPERTIES

Property to be Sold	Fair Market Value
8714 Autumn Lane Houston, Texas 77016	95,000
8703 Autumn Lane Houston, Texas 77016	166000
7703 Braesridge Ct, Houston, TX 77071	251000
2539 S. Camden Pkwy, Houston, TX 77067	184000
5920 Chestnut St, Philadelphia PA 19139	146000
6661 Cornelius St, Philadelphia, PA 19138	139000
307 E Elwood St, Philadelphia PA 19144	104000
Total Fair Market Value	$1,085,000